SUPREME COURT OF THE STATE OF NEW YORK

COUNTY OF NASSAU

ALAN R. KAHN, derivatively, on behalf of
MANHATTAN BRIDGE CAPITAL, INC.

                Plaintiff,

        v.

ASSAF RAN, MARK ALHADEFF, PHILLIP MICHAELS, MICHAEL JACKSON, ERAN GOLDSHMID, and LYRON BENTOVIM,

                Defendants,

        and

MANHATTAN BRIDGE CAPITAL, INC.,
a New York Corporation,

Nominal Defendant.

: : : : : : : : : : : : : : : : : : : : :	Index No. 601288/2011 Hon. Timothy S. Driscoll

NOTICE TO ALL MANHATTAN BRIDGE CAPITAL, INC. SHAREHOLDERS
OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LAWSUIT. IF THE COURT APPROVES THE PROPOSED SETTLEMENT OF THIS LAWSUIT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS AND ADEQUACY OF THE PROPOSED SETTLEMENT AND RELATED MATTERS, AND FROM PURSUING THE SETTLED CLAIMS (AS DEFINED HEREIN).

I.	THE PURPOSE OF THIS NOTICE

The purpose of this Notice is to inform you of the above-captioned action (the “Action”) pending in the Supreme Court of the State of New York, County of Nassau (the “Court”) and a proposed settlement (the “Settlement”) of the Action on the terms set forth in a Stipulation and Agreement of Settlement dated February 1, 2013 (the “Stipulation”). This Notice also informs you of your right to participate in a hearing to be held on April 2, 2013, at 10:00 a.m. in the Courtroom for Part 16, Third Floor, located at 100 Supreme Court Drive, Mineola, New York 11501 (the “Settlement Hearing”) to: (i) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of Manhattan Bridge Capital, Inc. (“Manhattan Bridge Capital” or the “Company”); (ii) determine whether final judgment should be entered with prejudice extinguishing and releasing all of Plaintiff’s Released Claims against all of Defendants’ Released Persons (as those terms are defined herein); (iii) rule on an application of Plaintiff’s counsel in the Action for an award of attorneys’ fees and reimbursement of expenses; and (iv) rule on such matters as the Court may deem appropriate.

This Notice describes the rights you may have under the Settlement and what steps you may, but are not required to, take in relation to the Settlement.

If the Court approves the Settlement, the parties to the Action will ask the Court to enter a Final Order and Judgment dismissing the Action with prejudice on the merits.

* * * * *

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

II.	BACKGROUND OF THE LAWSUIT

Manhattan Bridge Capital is a New York corporation that provides short-term funding and loans, principally to small real estate investors.

In a proxy statement filed with the United States Securities and Exchange Commission on Schedule 14A on August 9, 2011, Manhattan Bridge Capital requested shareholder approval of a transaction in which 1,000,000 restricted shares (the “Restricted Shares”) of the Company’s common stock would be granted to Assaf Ran, the Company’s President and Chief Executive Officer, who owned 1,475,595 shares of Manhattan Bridge Capital common stock at that time, representing approximately 44.3% of the Company’s then outstanding shares. In exchange for the grant of the Restricted Shares, Mr. Ran agreed to terminate and cancel 210,000 options that he then owned, and further agreed not to exercise an additional 280,000 options that he then owned. Mr. Ran also agreed that if he exercised any of 280,000 options that were not being terminated and cancelled, he would forfeit approximately 3.5 Restricted Shares for each such option exercised. Mr. Ran further agreed that he could not sell, convey, transfer, pledge, encumber, or otherwise dispose of the Restricted Shares until the earliest to occur of the following: (i) June 30, 2026, with respect to 1/3 of the Restricted Shares, June 30, 2027 with respect to an additional 1/3 of the Restricted Shares, and June 30, 2028 with respect to the final 1/3 of the Restricted Shares; (ii) the date on which his employment is terminated by the Company for any reason other than for “Cause” (i.e., misconduct that materially injures the Company monetarily or otherwise); and (iii) the date on which Mr. Ran’s employment is terminated on account of (A) his death or (B) his disability, which, in the opinion of his personal physician and a physician selected by the Company, prevents him from being employed by the Company on a full-time basis. If at any time before such date either the Company terminated Mr. Ran’s employment for Cause or Mr. Ran voluntarily terminated his employment with the Company for any reason other than death or disability, Mr. Ran would forfeit that portion of the Restricted Shares that had not previously vested. Mr. Ran would have the power to vote the Restricted Shares and would be entitled to all dividends payable with respect to the Restricted Shares from the date the Restricted Shares were issued. Among the reasons cited in the proxy statement for the Individual Defendants’ recommendation that shareholders approve the proposed Restricted Shares transaction was that replacing Mr. Ran’s options with the Restricted Shares would more closely align Mr. Ran’s interest with those of the Company, and was expected to increase Mr. Ran’s willingness to personally guaranty borrowings by the Company.

In a Current Report filed with the United States Securities and Exchange Commission on Form 8-K on September 14, 2011, Manhattan Bridge Capital announced that at an annual meeting held on September 9, 2011, its shareholders had approved the proposed Restricted Shares transaction, with 1,693,528 shares voted in favor of the proposed Restricted Shares transaction, including the shares owned by Mr. Ran.

In a Current Report filed with the United States Securities and Exchange Commission on Form 8-K on May 7, 2012, Manhattan Bridge Capital announced that it had entered into the Sterling Line of Credit, under which Sterling National Bank had agreed to advance up to $3.5 million to the Company against assignments of mortgages and other collateral. The Sterling Line of Credit was conditioned on an unlimited personal guarantee provided by Mr. Ran.

On November 7, 2011, plaintiff Alan R. Kahn (“Plaintiff”), a shareholder of Manhattan Bridge Capital, filed a verified shareholder derivative complaint on behalf of Manhattan Bridge Capital under the caption Kahn v. Ran, et al., Index No. 601288/2011 (Supreme Ct., Nassau Cty.), thus initiating the Action, in which he alleged, among other things, that the directors of Manhattan Bridge Capital (the “Individual Defendants”) had breached their fiduciary duties to Manhattan Bridge Capital by approving the Restricted Shares transaction and recommending it to the Company’s shareholders. The Individual Defendants and the Company (together, the “Defendants”) moved to dismiss the complaint, and by short form order dated June 12, 2012, the Court granted the motion to dismiss, but gave Plaintiff permission to file an amended complaint. On July 12, 2012, Plaintiff filed a first amended verified shareholder derivative complaint, in which he made allegations similar to those set forth in the original complaint.

On August 17, 2012, the Company filed a motion requesting that Plaintiff be required to post security in order to pursue the Action. Plaintiff responded on September 14, 2012 by filing a cross-motion seeking access to the Company’s shareholder list. The motion and cross-motion are pending.

On August 23, 2012, Defendants moved to dismiss the first amended complaint. That motion is pending.

Plaintiff and Defendants (the “Parties”) engaged in arm’s-length settlement discussions, which ultimately led to an agreement in principle to resolve the Action. On February 1, 2013, the parties, through their counsel, executed the Stipulation that sets forth the comprehensive terms of the Settlement.

III.	SUMMARY OF THE SETTLEMENT TERMS

Personal Guarantee Matters of Mr. Ran. Pursuant to the Stipulation, Mr. Ran has agreed to enter into a written commitment that, except under certain circumstances described below, he will not withdraw the personal guarantee that he has provided to Sterling National Bank in connection with the Sterling Line of Credit, and that he shall continue such personal guarantee with respect to any extension of such Line of Credit or new agreement providing a line of credit to the Company whether by Sterling National Bank or any other lender.. The Sterling Line of Credit is the May 2, 2012 Line of Credit Agreement between Manhattan Bridge Capital and Sterling National Bank, pursuant to which Sterling National Bank agreed to advance up to $3.5 million to Manhattan Bridge Capital against assignments of mortgages and other collateral, which line of credit was conditioned on an unlimited personal guarantee from Mr. Ran. Mr. Ran’s written commitment not to withdraw the personal guarantee (i) expires two years after the Effective Date; (ii) must remain in effect only as long as he remains the chief executive officer of Manhattan Bridge Capital; (iii) must remain in effect only as long as he is a record or beneficial owner of a majority of Manhattan Bridge Capital’s common stock; (iv) in the event that the amount of credit available to Manhattan Bridge Capital under the Sterling Line of Credit is increased from its current $3.5 million limit, will not exceed a maximum personal guarantee of $5 million; and (v) will remain in effect only as long as the Sterling Line of Credit is in place. The Effective Date, as defined in the Stipulation, is the date upon which various events must be completed, including the entry of the Final Order and Judgment and that Judgment becoming final and no longer subject to appellate review.

Corporate Governance Matters. The Company has adopted and implemented certain practices that conform with proper corporate governance. In order to assure the continuation of such practices, and strengthen the Company’s corporate governance, the Company shall take the necessary steps to adopt, implement, and/or maintain the corporate governance provisions set forth below:

•         The Company’s Audit Committee, Compensation Committee and Nominating Committee of the Board will each continue to consist entirely of independent directors within the meaning of the Company’s Director Independence Standards (defined below), and each such Committee shall meet as necessary to fulfill its respective duties. The Company shall use its best reasonable efforts to include at least one “financial expert” (within the meaning of the rules of the Securities and Exchange Commission and the NASDAQ Stock Market) on the Audit Committee;

•         All related party transactions shall continue to be considered by the independent directors of the Company’s board of directors (or a committee consisting of at least three independent directors) who shall be responsible for considering all related party transactions, and determining whether such transactions are fair to the Company and on terms reasonably available to or from unrelated third parties. Such independent directors, or committee of independent directors, shall continue to have the sole authority and the full power of the Company’s board of directors to accept or reject such transactions and shall have sole authority to retain such independent legal or other experts as it deems necessary;

•         At least a majority of the Company’s board of directors, taking into consideration any future nominees, shall continue to be “independent directors” within the meaning of the Company’s Director Independence Standards (defined below);

•         The Company shall continue to follow the Corporate Governance Requirements, as amended from time to time, of the NASDAQ Stock Market (the “NASDAQ Corporate Governance Requirements”) in determining whether directors are independent (the “Company’s Independence Standards”).

These provisions shall remain in effect until the earliest of the following to occur: (i) four years from the Effective Date; (ii) adoption by the United States Securities and Exchange Commission of rules or regulations that would require a provision herein to be amended or terminated; (iii) adoption of NASDAQ Corporate Governance Requirements which would require a provision herein to be amended or terminated; (iv) adoption of federal or state law that would require a provision herein to be amended or terminated; or (v) at such time as the Company ceases to be a publicly traded corporation.

Because this is the settlement of a shareholders’ derivative action brought for the benefit of the Company, there are no proofs of claim in this settlement. No individual Manhattan Bridge Capital shareholder has the right to receive any individual compensation as a result of the settlement of the Action.

IV.	RELEASES

Definitions. The following definitions apply to the releases provided for in the stipulation:

•         “Defendants’ Released Claims” means collectively all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature and description whatsoever, including both known claims and Unknown Claims, asserted or that might have been asserted in any forum by Defendants’ Released Persons against Plaintiff’s Released Persons, which arise out of, are based on, or relate in any way, directly or indirectly, to the institution, prosecution, or settlement of the Action (except for claims to enforce the Settlement);

•         “Defendants’ Released Persons” means each of the Defendants and each of Defendants’ immediate family members, spouses, heirs, executors, estates, administrators, trustees, assigns, and any trusts in which Defendants, or any of them, are settlors, or which are for the benefit of any Defendant and/or members of his immediate family; any entity in which a Defendant, and/or members of his immediate family has a controlling interest; each of the Defendants’ present and former attorneys, legal representatives, and assigns in connection with the Action; Defendants’ insurers; and all present and former directors and officers, agents, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, and divisions;

•         “Plaintiff’s Released Claims” means all actions, suits, claims, demands, rights, liabilities, and causes of action of every nature, and description whatsoever, including both known claims or Unknown Claims, asserted or that might have been asserted in any forum by Plaintiff’s Released Persons or any other plaintiff, either derivatively on behalf of Manhattan Bridge Capital or directly, against Defendants’ Released Persons, that were or could have been alleged in the Action, or that arise from, or relate to the matters or occurrences that were alleged in the Action (except for claims to enforce the Settlement);

•         “Plaintiff’s Released Persons” means Plaintiff, and each of his immediate family members, spouses, heirs, executors, administrators, successors, trustees, attorneys, personal or legal representatives, advisors, estates, assigns, and agents thereof; and

•         “Unknown Claims” means any of Plaintiff’s Released Claims and Defendants’ Released Claims that any Party does not know or suspect exists in his, her, or its favor at the time of the Settlement, including, without limitation, those claims which, if known, might have affected the decision to enter into, or not object to, this Settlement. The Parties expressly waive, relinquish, and release any and all provisions, rights, and benefits conferred by or under California Civil Code Section 1542 (“§ 1542”) or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Parties acknowledge that they may discover facts in addition to or different from those now known or believed by them to be true, with respect to Plaintiff’s Released Claims and Defendants’ Released Claims in the Settlement, as the case may be, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Plaintiff’s Released Claims and Defendants’ Released Claims known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do not exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

Terms of the Release and Dismissal with Prejudice. The Stipulation provides that, if the Court approves the Settlement, and in consideration of the benefits provided by the Settlement: (i) the Action shall be dismissed with prejudice as to each of the Defendants; (ii) Plaintiff’s Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged Defendants’ Released Persons from any and all of Plaintiff’s Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of Plaintiff’s Released Claims against Defendants’ Released Persons; (iii) Defendants’ Released Persons shall be deemed to have, and by operation of this Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Plaintiff’s Released Persons from any and all of Defendants’ Released Claims, and shall forever be barred and enjoined from instituting, commencing, or prosecuting any and all of Defendants’ Released Claims against Plaintiff’s Released Persons; and (iv) notwithstanding the terms of the release and dismissal with prejudice, nothing shall preclude any of the Parties from enforcing the terms of the Stipulation. ..

V.	REASONS FOR THE SETTLEMENT

Plaintiff, through his counsel, has conducted a thorough investigation of the claims and the underlying events and transactions alleged in the Action, which has included, among other things, review and analysis of publicly available documents and certain internal non-public documents of Manhattan Bridge Capital. Plaintiff, through his counsel, has also analyzed the applicable law with respect to Plaintiff’s claims and the potential defenses thereto. Based on the investigation of the facts and the applicable law, Plaintiff and his counsel has concluded that Settlement of the claims asserted in the Action on the terms and conditions of the Stipulation is fair, reasonable, and adequate and in the best interest of Manhattan Bridge Capital.

The Individual Defendants deny that they have committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Manhattan Bridge Capital, or any wrongdoing whatsoever. Without admitting the validity of any of the claims Plaintiff has asserted in the Action, or any liability with respect thereto, Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth in the Stipulation. Defendants are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. Further, Defendants acknowledge that the Settlement is fair, reasonable, adequate, and in the best interests of Manhattan Bridge Capital and its shareholders.

VI.	THE SETTLEMENT HEARING

The Court has scheduled the Settlement Hearing to be on April 2, 2013, at 10:00 a.m. in the Courtroom for Part 16, Third Floor, located at 100 Supreme Court Drive, Mineola, New York 11501 (the “Settlement Hearing”) to: (i) determine whether the Settlement should be approved by the Court as fair, reasonable, adequate and in the best interests of Manhattan Bridge Capital, Inc. (“Manhattan Bridge Capital” or the “Company”); (ii) determine whether final judgment should be entered with prejudice extinguishing and releasing all of Plaintiff’s Released Claims against all of Defendants’ Released Persons (as those terms are defined herein); (iii) rule on an application of Plaintiff’s counsel in the Action for an award of attorneys’ fees and reimbursement of expenses; and (iv) rule on such matters as the Court may deem appropriate.

The Court has reserved the right to adjourn the Settlement Hearing or any part thereof, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof. The Court has also reserved the right to approve the Settlement with or without modification, to enter a Final Order and Judgment, and to order the payment of attorneys’ fees and expenses without further notice of any kind.

VII.	YOUR RIGHT TO APPEAR AND OBJECT

Any common shareholder of Manhattan Bridge Capital who objects to: (i) the Settlement; (ii) the dismissal of the Action; (iii) the judgment to be entered with respect to the dismissal of the Action; (iv) Plaintiff’s counsel’s award of attorneys’ fees and expenses; and/or (v) who otherwise wishes to be heard, may appear in person or by their attorney at the Settlement Hearing. If you wish to do so, however, you must, not later than ten (10) business days prior to the Settlement Hearing (unless the Court in its discretion shall otherwise direct for good cause shown), file with the Clerk of the Court: (A) a written notice of your intention to appear that includes your name, address and telephone number; (B) a written statement that you are a shareholder of Manhattan Bridge Capital, and identifies how long you have owned shares in Manhattan Bridge Capital; (C) a statement of your objections to any matters before the Court; and (D) the grounds therefor or the reasons you desire to appear and be heard, as well as all documents or writings you desire the Court to consider. On or before the date you file such papers, you must serve them upon the following attorneys by hand or overnight mail:

James S. Notis	Laura M. Leitner
GARDY & NOTIS, LLP	PEPPER HAMILTON LLP
501 Fifth Avenue, Suite 1408	The New York Times Building
New York, NY 10017	620 Eighth Avenue, 37th Floor
Counsel for Plaintiff	New York, NY 10018-1405
Counsel for Defendants.

Any shareholder of Manhattan Bridge Capital who does not object to the Settlement or Plaintiff’s counsel’s application for an award of attorneys’ fees and reimbursement of expenses need not do anything.

Unless the Court otherwise directs, no person or entity will be entitled to object to the Settlement, the judgments to be entered in the Action, or the award of attorneys’ fees and expenses to Plaintiff’s counsel, or otherwise to be heard, except by serving and filing written objections as described above.

Any person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

VIII.	THE FINAL ORDER AND JUDGMENT OF THE COURT

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of Manhattan Bridge Capital, the Parties to the Action will ask the Court to enter a Final Order and Judgment, which will, among other things: (i) approve the Settlement and adjudge the terms of the Settlement to be fair, reasonable, adequate and in the best interests of Manhattan Bridge Capital; (ii) authorize and direct the performance of the Settlement in accordance with its terms and conditions and reserve jurisdiction to supervise the consummation of the Settlement provided therein; (iii) dismiss the Action with prejudice and release Defendants’ Released Persons from any and all of Plaintiff’s Released Claims and bar and enjoin prosecution of Plaintiff’s Released Claims against Defendants’ Released Persons; and (iv) dismiss the Action with prejudice and release Plaintiff’s Released Persons from any and all of Defendants’ Released Claims and bar and enjoin prosecution of Defendants’ Released Claims against Plaintiff’s Released Persons.

IX.	THE APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES

If the Court approves the Settlement, Plaintiff’s counsel intends to ask the Court to approve an award of attorneys’ fees inclusive of reimbursement of expenses, in the amount of $80,000. Manhattan Bridge Capital has agreed not to object to any award up to that amount. Such award will be paid by the Company’s Officer and Director Liability Insurance carrier. Any award of attorneys’ fees and reimbursement of expenses by the Court will be in addition to the Settlement and will not in any way affect the benefits of the Settlement.

X.	SCOPE OF THIS NOTICE

This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, the claims that have been asserted by Plaintiff, and the terms and conditions of the Settlement, including a complete copy of the Stipulation and related Orders and proposed forms of Orders, shareholders of Manhattan Bridge Capital are referred to the Court files for the Action. You or your attorney may examine the public Court files during regular business hours of each business day at the office of the Clerk of the Supreme Court of the State of New York, County of Nassau, located at located at 100 Supreme Court Drive, Mineola, New York 11501.

Inquiries or comments about the Settlement should be directed in writing to the attention of Plaintiff’s counsel, James S. Notis, Gardy & Notis, LLP, 501 Fifth Avenue, Suite 1408, New York, New York 10017.

Dated: February 15, 2013

BY ORDER OF THE SUPREME COURT
OF THE STATE OF NEW YORK,
COUNTY OF NASSAU,

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